EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)
the quarterly report on Form 10-Q of Victory Electronic Cigarettes Corporation for the period ended September 30, 2013 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Victory Electronic Cigarettes Corporation.

Dated: November 14, 2013	/s/ Brent Willis
Brent Willis
Chief Executive Officer, President, Secretary and Director (Principal Executive Officer )

/s/ Robert Hartford
Robert Hartford
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Victory Electronic Cigarettes Corporation and will be retained by Victory Electronic Cigarettes Corporation and furnished to the Securities and Exchange Commission or its staff upon request.